Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Foundation Building Materials, Inc. on Form S-1, of our report dated July 20, 2016 related to the combined financial statements of Construction Products Distribution as at and for the years ended December 31, 2015, 2014, and 2013 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Calgary, Canada

January 30, 2017